Exhibit 10.19

FIRST AMENDMENT TO THE SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN

FIRST AMENDMENT TO THE

SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN

This FIRST AMENDMENT TO THE SAVE FOODS, INC. 2022 SHARE INCENTIVE PLAN (this “Amendment”), dated as of October 2, 2023 (the “Effective Date”) is made and entered into by Save Foods, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Save Foods, Inc. 2022 Share Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 23 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Company previously reserved a total of one million (1,000,000) shares of Common Stock of the Company, par value $0.0001 (“Common Stock”), to be delivered pursuant to awards under the Plan;

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article 23 of the Plan and subject to stockholder approval, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be 7,500,000 authorized but unissued Shares (except and as adjusted pursuant to Section 14.1 of this Plan), or such other number as the Board may determine from time to time (without the need to amend the Plan in case of such determination); for the avoidance of any doubt, the Pool immediately prior to the Amendment was 1,000,000, thereby increasing the authorized but unissued amount by 6,500,000 Shares). However, except as adjusted pursuant to Section 14.1, in no event shall more than such number of Shares constituting the Pool, as adjusted in accordance with Section 5.2, be available for issuance pursuant to the exercise of Incentive Stock Options.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof, and all awards granted under the Plan prior to the Effective Date shall continue to be governed pursuant to the terms of the Plan as in effect immediately prior to the Effective Date.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

SAVE FOODS, INC.

By:	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer